Exhibit 99

            Form 4 Joint Filer Information


Name:  				Biogen Idec MA, Inc.

Address:			14 Cambridge Center
				Cambridge, Massachusetts 02142

Designated Filer:		Biogen Idec Inc.

Issuer and Ticker Symbol:	Targeted Genetics Corporation (TGEN)

Date of Earliest
Transaction Required
to be Reported:			September 30, 2002


Signature:			By:   	/s/ Michael Phelps
				Name:  	Michael Phelps
				Title:  Treasurer